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                                                                      EXHIBIT 11

                       NANOPHASE TECHNOLOGIES CORPORATION

               STATEMENTS REGARDING COMPUTATION OF LOSS PER SHARE

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                                                                           YEARS ENDED DECEMBER 31,
                                                          ------------------------------------------------------------
                                                                 1997                1998                 1999
                                                                 ----                ----                 ----
HISTORICAL:
Weighted average common shares outstanding                        1,283,359         12,416,305           12,690,483
                                                          =================   ================     ================
Net loss                                                  $     (3,072,470)   $    (5,633,880)     $    (5,117,067)
                                                          =================   ================     ================
Net loss per common share                                 $          (2.39)   $         (0.45)     $         (0.40)
                                                          =================   ================     ================

PRO FORMA:
Weighted average common shares outstanding                        1,283,359           N/A                  N/A
Weighted average preferred shares outstanding                     6,924,947           N/A                  N/A
                                                          -----------------
     Total                                                        8,208,306           N/A                  N/A
                                                          =================

Net loss                                                  $     (3,072,470)           N/A                  N/A
                                                          =================

Pro forma net loss per common share                       $          (0.37)           N/A                  N/A
                                                          =================

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